EXHIBIT LIST

         Exhibit No.       Description of Documents

         4.3                Raytheon Savings and Investment Plan

         4.4                Raytheon Savings and Investment Plan for Specified
                            Hourly Employees.

         4.5                Raytheon Employee Savings and Investment Plan.

         4.6                E-Systems Employee Savings Plan.

         4.7 Raytheon Savings and Investment Plan for Specified Puerto Rico Employees.

         5 Opinion of John W. Kapples, Esq. as to the legality of the securities being registered

         23.1               Consent of John W. Kapples Esq. (included in
                            Exhibit 5).

         23.2               Consent of Coopers & Lybrand L.L.P.